Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 North Community House Road
Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
Fax: (704) 587-8795
www.polypore.net

Polypore Announces Additional Expansion of Lithium-Ion Battery Separator Capacity for Electric Drive Vehicles

CHARLOTTE, N.C., July 25, 2011 - Polypore International, Inc. (NYSE:PPO) today announced that it has approved additional capital expenditures of approximately $105 million to expand its lithium-ion battery separator capacity for Electric Drive Vehicles (“EDVs”). This expansion is expected to be at the Company’s facility in Concord, North Carolina pending final approval in early August of proposed local incentives by the City of Concord and Cabarrus County.

This latest expansion, which is the fifth phase of EDV-targeted expansion announced since August 2009, is expected to begin ramping up in late 2013 and be fully operational in 2014.

Robert B. Toth, Chairman, President and Chief Executive Officer, said: “We are experiencing an accelerating demand curve associated with the growth of Electric Drive Vehicles, and the size and scale of our investments are in response to that acceleration. We have been working closely with key customers to evaluate this, as well as the growth rate in consumer electronics applications, and the related impact on our capacity. This latest investment is consistent with our commitment to make the necessary investments to capitalize on this growing demand.”

For more information about Polypore International, Inc. visit www.polypore.net.

For more information about the Company’s lithium-ion battery separator business, visit www.celgard.com.

Contact: Polypore Investor Relations — (704) 587-8886

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.